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[LOGO OF PLAYBOY ENTERPRISES, INC.]                   INTEROFFICE CORRESPONDENCE

DATE:     June 28, 1995
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TO:       Tony Lynn
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FROM:     Christie Hefner  /s/ Christie Hefner
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SUBJECT:  Employment Agreement
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Tony, this will confirm our agreement to amend your employment agreement dated
May 21, 1992 as follows:

1. The Employment Term will be extended for one additional year (through June 30, 1998).

2.  Your Basic Compensation for the additional year will be $550,000.

3. The Profits Base on which your Contingent Compensation will be computed will be $2.35 million.

4. If your employment is terminated by the Company without cause at any time after July 1, 1994, then the amount payable to you under Paragraph 12.D.(iii) of your Employment Agreement on account of such termination shall be a lump sum amount equal to the greater of: (w) if the effective date of such termination is prior to June 30, 1995, the aggregate amount of the annual Basic Compensation otherwise payable to you under your Employment Agreement for the period between the effective date of such termination and July 1, 1996; or (x) if the effective date of such termination is after June 30, 1995 and prior to June 30, 1996, the aggregate amount of the annual Basic Compensation otherwise payable to you under your Employment Agreement for the 12-month period beginning on the first day of the calendar month next following such effective date of such termination; (y) if the effective date of such termination is after June 30, 1996, the aggregate amount of $525,000; or (z) if the effective date of such termination is after June 30, 1997, the aggregate amount of $550,000.

Except as modified above, all of the other terms and conditions of your agreement will remain as is.

If this is acceptable to you, please sign, date and return the enclosed copy of this memo.

    ACCEPTED AND AGREED TO:

    /s/ Anthony J. Lynn
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    Anthony J. Lynn
    Date   July 3, 1995
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